Certification

I, E. Todd Whittemore, certify that:

1.
I have reviewed the annual report on Form 10-K, and all reports on Form 8-K containing distribution or servicing reports filed in respect of periods included in the year covered by this annual report, of Structured Asset Securities Corporation (as Depositor under the Trust Agreement dated as of July 1, 2005, providing for the issuance of Lehman XS Trust Mortgage Pass-Through Certificates, Series 2005-2);

2.
Based on my knowledge, the information in these reports, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading as of the last day of the period covered by this annual report;

3.
Based on my knowledge, the distribution or servicing information required to be provided to the trustee by the servicer under the pooling and servicing, or similar, agreement, for inclusion in these reports is included in these reports;

4.
I am responsible for reviewing the activities performed by the servicer under the pooling and servicing, or similar, agreement and based upon my knowledge and the annual compliance review required under that agreement, and except as disclosed in the reports, the servicer has fulfilled its obligations under that agreement; and

5.
The reports disclose all significant deficiencies relating to the servicer’s compliance with the minimum servicing standards based upon the report provided by an independent public accountant, after conducting a review in compliance with the Uniform Single Attestation Program for Mortgage Bankers or similar procedure, as set forth in the pooling and servicing, or similar, agreement, that is included in these reports;

In giving the certifications above, I have reasonably relied on information provided to me by the following unaffiliated parties: Bank of America, N.A., J.P. Morgan Chase Bank, N.A., CitiMortgage, Inc., Colonial Savings, F.A., Countrywide Home Loans Servicing LP, GMAC Mortgage Corporation, GreenPoint Mortgage Funding, Inc., National City Mortgage Company, Wells Fargo Bank, N.A., Chase Home Finance LLC and LaSalle Bank National Association.

Date: March 29, 2006

By: /s/ E. Todd Whittemore
E. Todd Whittemore
Executive Vice President
Aurora Loan Services LLC